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EXHIBIT 23.1

                         DOHAN AND COMPANY, CPA'S, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            7700 NORTH KENDALL DRIVE
                                    SUITE 200
                              MIAMI, FLORIDA 33156
                              PHONE (305) 274-1366

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation, by reference in this Form S-8 Registration Statement dated April 23, 2004, of our report dated February 27, 2004, included in Galaxy Minerals, Inc. f/k/a Golden Sand Eco-Proctection, Inc. Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this Form S-8 Registration Statement.

/s/ Dohan and Company, CPA's, P.A.

DOHAN AND COMPANY, CPA'S, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

April 26, 2004
Miami, FL